     As filed with the Securities and Exchange Commission on March 1, 1999
                         Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    FORM S-8
                             Registration Statement
                                     Under
                           The Securities Act of 1933

                             ROPER INDUSTRIES, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


          Delaware                                               51-0263969
          --------                                               ----------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


                              160 Ben Burton Road
                             Bogart, Georgia 30622
                             ---------------------
                    (Address of principal executive offices)

    Roper Industries, Inc. 1993 Stock Option Plan for Nonemployee Directors
    -----------------------------------------------------------------------
                            (Full Title of the Plan)

                               Martin S. Headley
                   Vice President and Chief Financial Officer
                             Roper Industries, Inc.
                              160 Ben Burton Road
                             Bogart, Georgia 30622
                                 (706) 369-7170
                 (Name, address and telephone number, including
                        area code, of agent for service)

                      ----------------------------------

                              Copies Requested to:
                            Gabriel Dumitrescu, Esq.
                     Powell, Goldstein, Frazer & Murphy LLP
                                Sixteenth Floor
                           191 Peachtree Street, N.E.
                            Atlanta, Georgia  30303



                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
Title of Securities to       Amount to be         Proposed Maximum        Proposed Maximum           Amount of
 be Registered(1)             Registered         Offering Price Per      Aggregate Offering       Registration Fee
                                                      Share(2)                Price(2)
--------------------------------------------------------------------------------------------------------------------
Shares of Common Stock         160,000                $22.4375               $3,590,000                  $999

Preferred Stock
 Purchase Rights(3)            160,000
====================================================================================================================

(1) Representing shares of the Registrant's common stock, $.01 par value (the "Common Stock"), that may be issued and sold by the Registrant in connection with the Registrant's 1993 Stock Option Plan for Nonemployee Directors (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends, or similar transactions pursuant to the terms of the Plan. Pursuant to a separate Registration Statement on Form S-8 (Reg. No. 33-77770), the Registrant previously registered 300,000 shares of Common Stock not included in the above figure subject to issuance under the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low sales price of the Common Stock on the New York Stock Exchange on February 24, 1999.

(3) The Preferred Stock Purchase Rights will be attached to the shares of Common Stock being registered and will be issued for no additional consideration; therefore, no additional registration fee is required.

Incorporation by reference of contents of Registration Statement on Form S-8 (File No. 33-77770).

     The contents of the Registration Statement on Form S-8 filed by the Registrant on April 14, 1994 (File No. 33-77770) relating to the Plan are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

Item 8.  Exhibits.

  The following exhibits are filed with this Registration Statement.

  Exhibit
  Number  Description of Exhibit
  ------  ----------------------

  4.1* Amended and Restated Certificate of Incorporation, including Form of Certificate of Designation, Preferences and Rights of Series A Preferred Stock.

  4.2**   Amended and Restated By-Laws.

  5       Opinion of Counsel with respect to the securities being registered.

  23.1    Consent of Counsel (included in Exhibit 5).

  23.2    Consent of Independent Auditors.

  24      Power of Attorney (see signature pages to this Registration
          Statement).

  99.1 Amended and Restated Roper Industries, Inc. 1993 Stock Option Plan for Nonemployee Directors.

------------------------

  * Incorporated herein by reference to Exhibit 3.1 of Registrant's Report on Form 10-K filed on January 21, 1998 (File No. 001-12273).

 ** Incorporated herein by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K filed on June 2, 1997 (File No. 001-12273).

                                 SIGNATURES
                                 ----------


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bogart, State of Georgia, on the 16th day of February, 1999.

                                     ROPER INDUSTRIES, INC.


                                     By:  /s/ Derrick N. Key
                                          -------------------
                                          Derrick N. Key
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer



                               POWER OF ATTORNEY
                               -----------------

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derrick N. Key as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


            SIGNATURE                                  TITLE                              DATE
            ---------                                  -----                              ----
/s/ Derrick N. Key                            Chairman of the Board of               February 16, 1999
---------------------------------          Directors, President and Chief
Derrick N. Key                              Executive Officer (Principal
                                                 Executive Officer)

/s/ Martin S. Headley                    Vice President and Chief Financial          February 16, 1999
---------------------------------         Officer (Principal Accounting and
Martin S. Headley                               Financial Officer)


/s/ W. Lawrence Banks                                Director                        February 16, 1999
---------------------------------
W. Lawrence Banks


/s/ Donald G. Calder                                 Director                        February 16, 1999
---------------------------------
Donald G. Calder


/s/ John F. Fort, III                                Director                        February 16, 1999
---------------------------------
John F. Fort, III


/s/ Wilbur J. Prezzano                               Director                        February 16, 1999
--------------------------------
Wilbur J. Prezzano


/s/ Georg Graf Schall-Riaucour                       Director                        February 16, 1999
--------------------------------
Georg Graf Schall-Riaucour


/s/ Eriberto R. Scocimara                            Director                        February 16, 1999
---------------------------------
Eriberto R. Scocimara


/s/ Luitpold von Braun                               Director                        February 16, 1999
---------------------------------
Luitpold von Braun


/s/ Christopher Wright                               Director                        February 16, 1999
---------------------------------
Christopher Wright

                                 Exhibit Index
                                 -------------

Exhibit
Number    Description of Exhibit
------    ----------------------


4.1* Amended and Restated Certificate of Incorporation, including Form of Certificate of Designation, Preferences and Rights of Series A Preferred Stock.


4.2**     Amended and Restated By-Laws.

5         Opinion of Counsel with respect to the securities being registered.

23.1      Consent of Counsel (included in Exhibit 5).

23.2      Consent of Independent Auditors.

24        Power of Attorney (see signature pages to this Registration
          Statement).

99.1 Amended and Restated Roper Industries, Inc. 1993 Stock Option Plan for Nonemployee Directors.

------------------

* Incorporated herein by reference to Exhibit 3.1 of Registrant's Report on Form 10-K filed on January 21, 1998 (File No. 001-12273).

** Incorporated herein by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K filed on June 2, 1997 (File No. 001-12273).